Registration Nos. 333-42395
333-102297
As filed with the Securities and Exchange Commission on June 2, 2010
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

Comtex News Network, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3055012
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

625 N. Washington Street, Suite 301
Alexandria, Virginia 22314
(Address of Principal Executive Offices)
Comtex News Network, Inc. 1997 Employee Stock Purchase Plan
(Full Title of the Plan)
Copies to:

Mr. Chip Brian	Marc P. Levy, Esquire
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Comtex News Network, Inc.	5335 Wisconsin Ave., N.W., Suite 780
625 N. Washington Street, Suite 301	Washington, D.C. 20015
Alexandria, Virginia 22314	(202) 274-2000
(703) 820-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large Accelerated Filer [ ]                                                Accelerated Filer   [ ]                                             Non-Accelerated Filer [ ]                                           Smaller reporting company [✓]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 declared effective on December 16, 1997, File No. 333-42395, which originally registered 400,000 shares of common stock of Comtex News Network, Inc. (the “Company”), and the Registration Statement on Form S-8 declared effective on December 31, 2002, File No. 333-102297, which originally registered 200,000 shares of common stock of the Company (together, the “Registration Statements”), in each case for issuance pursuant to the Comtex News Network, Inc. 1997 Employee Stock Purchase Plan (the “Plan”).  The Company intends to file a Form 15 to deregister its common stock, and this Post-Effective Amendment is filed to deregister the 251,000 remaining shares (after giving effect to any and all splits, combinations, dividends, recapitalizations and other events that changed the number of shares registered in connection with the Plans) registered, but not issued, under the Registration Statements in connection with the deregistration of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Virginia, on this 2nd day of June, 2010.

COMTEX NEWS NETWORK, INC.

By:	/s/ Chip Brian
Chip Brian
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Chip Brian	President and Chief Executive Officer	June 2, 2010
Chip Brian	(Principal Executive Officer)

/s/ Paul Sledz	Corporate Controller and Treasurer	June 2, 2010
Paul Sledz	(Principal Financial and Accounting
Officer)

/s/ C.W. Gilluly, ED.D.	Chairman of the Board of Directors	June 2, 2010
C.W. Gilluly, Ed.D.

/s/ Erik Hendricks	Director	June 2, 2010
Erik Hendricks

/s/ William J. Howard	Director	June 2, 2010
William J. Howard

/s/ Robert J. Lynch, Jr.	Director	June 2, 2010
Robert J. Lynch, Jr.

/s/ Peter Van Bennekom	Director	June 2, 2010
Peter Van Bennekom